Exhibit 24.1

August 4, 2017

Catherine M. Reynolds

Melissa M. Gleespen

Rejji P. Hayes

CMS Energy Corporation

One Energy Plaza

Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission shelf registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the Stock Purchase Plan of the Corporation.

Very truly yours,

/s/ John G. Russell	/s/ Philip R. Lochner, Jr.
John G. Russell	Philip R. Lochner, Jr.

/s/ Jon E. Barfield	/s/ Patricia K. Poppe
Jon E. Barfield	Patricia K. Poppe

/s/ Deborah H. Butler	/s/ Myrna M. Soto
Deborah H. Butler	Myrna M. Soto

/s/ Kurt L. Darrow	/s/ John G. Sznewajs
Kurt L. Darrow	John G. Sznewajs

/s/ Stephen E. Ewing	/s/ Laura H. Wright
Stephen E. Ewing	Laura H. Wright

/s/ William D. Harvey
William D. Harvey

One Energy Plaza Jackson, MI 49201 • Tel: 517 788 0550 • www.cmsenergy.com